 EXHIBIT 31.2

CERTIFICATION

I, Marcia J. Miller, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Energy Focus, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Marcia J. Miller
Marcia J. Miller
Interim Chief Financial Officer and Secretary
Date: April 6, 2015